Exhibit 23.3

RP® FINANCIAL, LC.
Serving the Financial Services Industry Since 1988

March 10, 2011

Boards of Directors

Naugatuck Valley, MHC

Naugatuck Valley Financial Corporation

Naugatuck Valley Savings and Loan

333 Church Street,

Naugatuck, Connecticut 06770

Members of the Boards of Directors:

We hereby consent to the use of our firm’s name in the Form AC Application for Conversion for Naugatuck Valley, MHC, and in the Form S-1 Registration Statement for Naugatuck Valley Financial Corporation, in each case as amended and supplemented. We also hereby consent to the inclusion of, summary of and reference to our Appraisal and our statements concerning subscription rights and liquidation rights in such filings including the prospectus of Naugatuck Valley Financial Corporation.

Sincerely,

RP FINANCIAL, LC.

Washington Headquarters
Three Ballston Plaza	Telephone: (703) 528-1700
1100 North Glebe Road, Suite 1100	Fax No.: (703) 528-1788
Arlington, VA 22201	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com